                                                            Exhibit 11


                   UNITED TECHNOLOGIES CORPORATION
                           AND SUBSIDIARIES

                  COMPUTATION OF PER SHARE EARNINGS



                                                              Three Months Ended
                                                                 September 30,
In Millions of Dollars (except per share amounts)             1995           1994

Earnings applicable to Common Stock                    $        203   $        182
ESOP Convertible Preferred Stock adjustment                       6              4

Net earnings for calculation of primary and fully
  diluted earnings per share                           $        209   $        186

Average number of common shares and common stock
  equivalents outstanding during period (four month-
  end average)                                          130,813,139    132,011,619
Fully diluted average number of common shares and
  common stock equivalents outstanding during period
  (four month-end average)                              131,189,176    132,185,586

Primary earnings per common share                      $       1.60   $       1.41
Fully diluted earnings per common share (Note1)        $       1.59   $       1.41




Note 1 - Fully diluted earnings per common share is less than 3% dilutive and is not shown separately on the Condensed Consolidated Statement of Operations.

                                                            Exhibit 11


                   UNITED TECHNOLOGIES CORPORATION
                           AND SUBSIDIARIES

                  COMPUTATION OF PER SHARE EARNINGS



                                                               Nine Months Ended
                                                                 September 30,
In Millions of Dollars (except per share amounts)             1995           1994

Earnings applicable to Common Stock                    $        543   $        404
ESOP Convertible Preferred Stock adjustment                      16             12

Net earnings for calculation of primary and fully
  diluted earnings per share                           $        559   $        416

Average number of common shares and common stock
  equivalents outstanding during period (ten month-
  end average)                                          130,413,809    132,570,827
Fully diluted average number of common shares and
  common stock equivalents outstanding during period
  (ten month-end average)                               131,418,808    132,738,029

Primary earnings per common share                      $       4.28   $       3.14
Fully diluted earnings per common share (Note 1)       $       4.25   $       3.13




Note 1 - Fully diluted earnings per common share is less than 3% dilutive and is not shown separately on the Condensed Consolidated Statement of Operations.